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                                                                    EXHIBIT 10.1


                                    AGREEMENT


         This Agreement ("Agreement") effective the 1st day of May, 1997, is made by and between C3, INC., (the "Company"), and Dr. Kurt Nassau (hereinafter called "Director").

                              W I T N E S S E T H:

         The Company is currently in the business of developing, manufacturing, producing, designing and marketing (i) silicon carbide materials as gemstones and (ii) gemological testing instruments (collectively the "Business") and may expand or improve its existing products and technology and may expand into new applications for silicon carbide. The Company desires the Director to play an integral part in the development of key intellectual property for the Company during which endeavor he will have access to confidential and proprietary information of the Company and develop additional intellectual property and inventions which shall be confidential and proprietary to the Company. The Company has, effective as of the date hereof, granted to Dr. Kurt Nassau additional options for the Company's common stock as consideration for such services.

         NOW, therefore, in consideration of the premises hereto. the mutual covenants and conditions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Noncompetition Covenants of Director. In recognition of Director's acknowledgment that the services to be rendered to the Company are of a special and unusual character which have a unique value to the Company, loss of which cannot adequately be compensated by damages in any action at law, in view of the unique value to the Company of the services which the Director shall render to the company and the confidential information to be obtained by or disclosed to Director; and as a material inducement to the Company to grant to the Director certain options for such services to be rendered to the Company by the Director, Director covenants and agrees as follows:

                  (a) Period of Covenant. The period of this noncompetition covenant (the "Noncompetition Period") shall begin on the date of termination of Dr. Nassau's service to the Company a director and shall continue for one year.

                  (b) Nature and Area of Competition. Director agrees that for the duration of the Noncompetition Period, Director shall not, in the Territory (as defined below), directly or indirectly, serve as an owner, officer, director, engineer, designer, salesperson or manager for any business (i) which engages in the Business, or (ii) which engages in any additional business in which the Company is engaged at the time of the commencement of the Noncompetition Period for purposes of this Agreement. "Territory" shall mean (i) throughout the world, but if such area is determined by judicial action to be too broad, then
         (ii) the United States of America.



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         2. Discoveries are Property of the Company. Director agrees that all discoveries, developments, designs, improvements, inventions, formula, processes, techniques, program, know how, data, brand identifications or other product identifiers (whether or not used by the Company as a trademark) or other information of possible technical or commercial importance relating to the development, manufacture, production, design or marketing of any consumer or industrial applications for silicon carbide made by Director alone or with others at any time, during Director's access to the Company's Proprietary Information ("Developments") shall be the sole property of the Company and deemed "work made for hire" (as defined in Section 101 of the U.S. Copyright Act of 1976, as amended). If, for any reason, any such Development does not qualify as a work made for hire, Director agrees to assign, and hereby assigns, to the Company, all right, title and interest (including, but not limited to all patent rights, common law and statutory trademark rights and copyrights) in and to such Development, free and clear of any liens, claims or encumbrances (except as otherwise contemplated herein). To the extent any of the Developments created by Director hereunder incorporates or utilizes the proprietary rights of any third party, Director represents and warrants that Director's use of such proprietary rights is pursuant to an existing license from the owner thereof (with full right to sublicense), and Director and the Company expressly acknowledge that the assignment contemplated by this Agreement will instead be a royalty-free sublicense with respect to any licensed components of the Developments. Director also agrees that Director w ill neither (i) adopt nor use any such Developments (or any material portion of such Developments) for Director's use, nor (ii) present any such Developments (or any material portion of such Developments) to any third party (including, but not limited to, any customer of the Company) for such party's use; provided, however that nothing in this Agreement shall be construed to restrict Director's continued use of (1) proprietary rights in materials that are the subject of an existing license from the owner thereof (with full right to sublicense), or (2) materials considered to be generic or in the public domain. Director agrees to assist the Company in every necessary way to obtain or enforce any patents, copyrights or any proprietary rights relating to the Developments and to execute all documents and applications necessary to vest in the Company full legal title in such developments, and Director agrees to continue this assistance after the termination of this Agreement. Furthermore, Director hereby designates and appoints the Company and its duly authorized officers and agents as Director's agents and attorneys-in-fact to execute and file any certificates, applications or documents and to do all other lawful acts necessary to protect the company's rights in the Developments. Director expressly acknowledges that the foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive Director's termination, death or incompetency.

         3. Reasonableness of Restrictions. Director has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth in Section 2) are fair and reasonable and are reasonably required for the protection of the interests of the Company. Notwithstanding the foregoing, in the event any part of the covenants set forth in Sections 1 or 2 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of



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Section 2 relating to time period and/or geographical areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period and/or geographical areas of restriction such court deems reasonable and enforceable, said time period and/or geographical areas of restriction shall be deemed to become and thereafter be the maximum time period and/or geographical areas of restriction that such court deems reasonable and enforceable.

         4. Accounting for Profits. Director covenants and agrees that if Director violates any of the covenants or agreements under Sections 1 or 2, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that Director directly or indirectly has realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies that the Company is or may be entitled at law, in equity or under this Agreement.

         5.       Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with the respect to the subject matter contained herein, and supersedes and cancels any and all prior agreements between the parties hereto relating to the subject matter. The parties hereto acknowledge that no promises, statements or representations, other than those contained or referred to in this Agreement, have been made to induce any party to enter into this Agreement The parties hereto confirm that they have each read this Agreement in its entirety, that they have had the opportunity to consult with legal counsel, and that they understand the nature and effect of this Agreement. The recitals set forth above are incorporated herein by reference.

                  (b) Injunction. In the event of a breach or threatened breach by Director of the provisions of this Agreement, the Company shall, in addition to any other rights and remedies available to it, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Director from committing any present violation or future violation of this Agreement.

                  (c) Assignment. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon its successors and assigns. This Agreement is personal to Director. Director may not assign or delegate any of Director's rights or obligations hereunder, and any attempted assignment or delegation shall be null and void.

                  (d) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to the choice of law principles thereof. If any dispute arises hereunder, the parties hereto agree that any suit brought by either party shall be heard in the courts of North Carolina or any federal court sitting in North Carolina, and the parties hereto consent to the jurisdiction of such courts.


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                  (e) Waiver. Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

                  (f) Amendment. This Agreement may not be modified except by an agreement in writing executed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


COMPANY                                           DIRECTOR
C3, Inc.

By: /s/ Jeff N. Hunter                            /s/ Dr. Kurt Nassau    (SEAL)
   -------------------------------                ------------------------
      Jeff N. Hunter, President                   Dr. Kurt Nassau



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